                                                                   EXHIBIT 10.14


                           STOCK PURCHASE AGREEMENT
                           ------------------------

     This Stock Purchase Agreement is dated as of May 1, 1994, by and between Willbros Suramerica, S.A., a Panamanian corporation (the "Buyer") and Inversiones 252-28, C.A., a Venezuelan corporation (the "Stockholder"). The Buyer and Stockholder are hereinafter sometimes referred to individually as a "Party" or collectively as the "Parties".


                             W i t n e s s e t h :
                             - - - - - - - - - -

     Whereas, Construcciones Acuaticas Mundiales, S.A. (the "Company") holds various Subsidiaries which collectively have been engaged in the provision of marine support services to the petroleum industry in and around the Republic of Venezuela as the "Heerema Venezuela Group"; and

     Whereas, for various reasons unrelated to the historical performance or future business prospects of the Heerema Venezuela Group, the Stockholder desires to sell all of the issued and outstanding Shares of the Company; and

     Whereas, based upon the goodwill and future business prospects of the Heerema Venezuela Group as a going concern, the Buyer desires to buy all of the Shares;

     Now, Therefore, in consideration of the premises and of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms  The following defined terms have the following meanings
          -------------
when used in this Agreement:

     (a) "Agreement" means this Stock Purchase Agreement by and between the Buyer and the Stockholder, including all Schedules and Exhibits.

     (b)  "Bolivars" means the currency and legal tender of Venezuela.

     (c) "Claim" means any pending or threatened claim, liability, obligation, action, suit, litigation, dispute, controversy, investigation, audit, inquiry, review or proceeding affecting any company in the Heerema Venezuela Group and arising out of operations prior to the Closing.

     (d)  "Closing" and "Closing Date" have the meanings set forth in Section
2.2.

     (e) "Company Agreements" means all contracts, agreements, leases, licenses, promises, obligations, bank accounts, financial instruments and other commitments, arrangements and understandings of a material nature, whether written or oral, between any member of the Heerema Venezuela Group and any other person or persons.

     (f) "Company Balance Sheet" means the balance sheet as of December 31, 1993, and related financial information of the Company and the Subsidiaries on a consolidated basis as described in Section 3.5(iii) and attached as Schedule 3.6.

     (g)  "Company Financial Statements" has the meaning set forth in Section
3.5.

     (h) "Dollars" means the currency and legal tender of the United States of America.

     (i) "Hazardous Substance" means any substance that is listed, defined, designated, classified or otherwise known to be hazardous, toxic, radioactive, dangerous or polluting, or is otherwise regulated as such under any Legal Requirement whether by type or by quantity, including any toxic substance or waste, pollutant, contaminant, hazardous substance or waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, gas, radon, radioactive materials, asbestos, asbestos-containing materials, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

     (j) "Heerema Guarantee" means the guarantee of the Stockholder's obligations provided in favor of the Buyer attached as Exhibit A.

     (k) "Heerema Venezuela Group" means the Company and each of the Subsidiaries.

     (l) "Intellectual Property" means any patent, tradeservice, tradename, logo, service mark, service name, copyright and all applications in respect thereof described on Schedule 3.13.

     (m) "Judgment" means any judgment, writ, injunction, ruling or order of any governmental, administrative or judicial authority affecting any company in the Heerema Venezuela Group and arising out of operations prior to the Closing.

     (n) "Legal Expenses" means any and all fees, costs and expenses of any kind reasonably incurred by a person or its counsel in investigating, preparing for, defending against or taking other action with respect to any Claim or Judgment.

     (o) "Legal Requirements" means all applicable laws, ordinances, codes, rules, Permits, regulations, standards, orders, Judgments and other requirements in Venezuela of any governmental, administrative or judicial entity having jurisdiction.

     (p) "Material Adverse Effect" means any change in, or effect on, the Company or any Subsidiary which is, or with reasonable probability might be, materially adverse to the business, operations, Property, condition or prospects of the Heerema Venezuela Group, taken as a whole.

     (q) "Permits" means all franchises, licenses, permits, registrations, certificates, consents, approvals or authorizations required to operate lawfully.

     (r) "Property" means all real property, personal property and all other tangible and intangible assets of the Company and its Subsidiaries, whether owned or leased, including all improvements and/or modifications.

     (s)  "Purchase Price" has the meaning set forth in Section 2.1(b).

     (t) "Security Interest" means any security interest, pledge, lien, charge, claim, option, equity, right, restriction on transfer or encumbrance of any kind or character.

     (u)  "Shares" has the meaning set forth in Section 3.3 and Schedule 3.3.

     (v) "Subsidiary" or "Subsidiaries" means any or all of the four companies described in Schedule 3.2.

     (w) "Taxes" means any tax, charge, fee, duty, levy or other assessment imposed by any governmental authority, including any income, withholding, capital gain, alternative minimum, gross receipts, environmental, excess profits, value added, excise, ad valorem, property, asset revaluation, sales, stamp, documentary, production, import or export of equipment or materials, windfall profits, occupation, use, service, transportation, power generation, transfer, payroll, franchise, royalty, severance or bonus tax, or any similar tax, charge or assessment, including any interest, penalties or additions to the tax.

     (x)  "Venezuela" means the Republic of Venezuela.

                                   ARTICLE 2
                                   ---------

                          PURCHASE AND SALE OF SHARES

     2.1  Purchase and Sale.  Upon the terms and conditions set forth in this
          -----------------
Agreement, the Stockholder shall sell to the Buyer, and the Buyer shall purchase from the Stockholder, all of the Shares. At the Closing:

          (a) The Stockholder shall (i) sell, assign, transfer and deliver to the Buyer the certificates evidencing the Shares by endorsement and delivery of the Shares, in conjunction with a corresponding entry in the stock registry book of the Company duly signed by the Stockholder, the Buyer and the authorized officer(s) of the Company if required, and (ii) deliver to the Buyer the Heerema Guarantee executed in the form set forth on Exhibit A; and

          (b) The Buyer shall purchase and receive the Shares and the Heerema Guarantee from the Stockholder and, in payment therefor, shall deliver to the Stockholder by wire transfer to a bank in Venezuela Seven Million Three Hundred Thousand Dollars ($7,300,000), less the amount, if any, by which the consolidated net book value of the Company in Bolivars, stated at cost in accordance with generally accepted accounting principles in the United States, is less than Three Hundred Seventy-Seven Million Three Hundred Thousand Bolivars (B377,300,000), converting the Bolivar difference using an exchange rate of 103 Bolivars to 1 Dollar (the "Purchase Price").

     2.2  Closing.  Subject to the conditions set forth in this Agreement, the
          -------
closing of the purchase and sale of the Shares (the "Closing") shall take place in the offices of Baker & McKenzie, Caracas, Venezuela on or before May 27, 1994, or such other date and location agreed to by the Buyer and the Stockholder (the "Closing Date").

                                   ARTICLE 3
                                   ---------

                        REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDER

     The Stockholder, as the sole and true owner of one hundred percent (100%) of the shares of capital stock of the Company acknowledges that it has, and shall for all purposes of this Agreement shall be deemed to have, complete and exact knowledge of all facts and circumstances relating to the Company and each Subsidiary and, with this depth of knowledge, hereby represents and warrants that the statements of fact and representations and warranties that follow in this Agreement are true and correct and shall remain true and correct through the Closing:

     3.1  Organization and Good Standing.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of Venezuela, and has the corporate power and authority to own, lease and operate the Property used in its business and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in the jurisdictions where it currently operates. The Company will deliver to the Buyer prior to Closing complete and correct copies of its articles of incorporation and by-laws, as amended and presently in effect.

     3.2  Subsidiaries.  Set forth on Schedule 3.2 is a true and complete list
          ------------
of all Subsidiaries of the Company, stating, with respect to each Subsidiary, its place of incorporation, capitalization, equity ownership and authorized business jurisdictions. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate the Property used in its business and to carry on its business as now being conducted. The Subsidiaries are duly qualified to do business and are in good standing in the jurisdictions where they currently operate. All of the outstanding shares of capital stock of each of the Subsidiaries have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive right or any Legal Requirement, and are owned by the Company or a Subsidiary, and are free and clear of any Security Interest. The Company will deliver to the Buyer prior to Closing complete and correct copies of the articles of incorporation and the by-laws of each Subsidiary, as amended and presently in effect.

     3.3  Capitalization.  Set forth on Schedule 3.3 is a description of the
          --------------
Shares. The Shares constitute all the issued and outstanding shares of capital stock of the Company and all have been validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right or any Legal Requirement. There is no Security Interest, preemptive right or other agreement, commitment or understanding of any kind or character, fixed or contingent, that directly or indirectly encumbers the Shares. There are no outstanding options, warrants, convertible securities or other instruments which could entitle the holder to acquire shares of capital stock in the Company or any Subsidiary.

     3.4  Authority, Approvals and Consents.  The Stockholder has the corporate
          ---------------------------------
power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized and approved by the Board of Directors of the Stockholder and no other corporate proceedings on the part of the Stockholder are necessary to authorize and approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and constitutes a valid and binding obligation of the Stockholder, enforceable against the

Stockholder and Heerema Holding Construction, Inc. in accordance with its terms. The execution, delivery and performance of this Agreement by the Stockholder, and the consummation of the transactions contemplated hereby, do not and will not:

           (i) contravene any provisions of the articles of incorporation or by-laws of the Stockholder, the Company or any Subsidiary;

          (ii) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of any Company Agreement;

         (iii) violate or conflict with any Legal Requirement applicable to the Stockholder, the Company or any Subsidiary, or any of their respective businesses or Property; or

          (iv) require any authorization, consent, order, permit, approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority.

Except as described on Schedule 3.9, no authorization, consent, order, permit, approval of, or notice to, or filing, registration or qualification with, any governmental administrative or judicial authority is necessary to enable the Company or any Subsidiary to continue to conduct its business and operations and use its Property after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted.

     3.5  Financial Statements.  (a)  The Company previously has delivered to
          --------------------
the Buyer true and complete copies of:

          (i) the audited balance sheet of the Company and each of the Subsidiaries, as of December 31 in each of the calendar years 1988 through 1992, and the related statements of income, stockholders' equity and changes in financial position for the fiscal years ended on such dates, together with the notes thereto, in each case certified and accompanied by a report of Briner & Asociados, independent certified public accountants;

          (ii) comparative audited balance sheets prepared by Briner & Asociados for the Company and each of the Subsidiaries, separately and on a consolidated basis, as of December 31, 1992 and 1993, and the related audited statements of income, stockholders' equity and changes in financial position for the calendar years 1992 and 1993, together with the notes thereto, all in English and stated in Bolivars; and

          (iii) comparative audited balance sheets prepared by Briner & Asociados for the Company and the Subsidiaries on a consolidated basis as of December 31, 1992 and 1993, stated at cost in Bolivars, including also related audited statements of income, stockholders' equity and changes in financial position, together with notes thereto, all in English and in accordance with generally accepted accounting principles as applied in the United States of America.

All the foregoing financial statements, including the notes thereto, are referred to herein collectively as the "Company Financial Statements."

     (b) The books and accounts of the Company and the Subsidiaries are complete and correct and fully and fairly reflect all of the transactions of the Company and the Subsidiaries.

     3.6  Absence of Undisclosed Liabilities.  Set forth on Schedule 3.6 is the
          ----------------------------------
Company Balance Sheet. Neither the Company nor any Subsidiary has any liability of any kind or character, due or to become due, accrued, absolute, contingent or otherwise, including any condition that may give rise to any Claim or unfunded obligation, except for (i) liabilities expressly reflected or reserved against in the Company Balance Sheet, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Company Balance Sheet, and (iii) liabilities described in this Agreement but not required to be accrued on the Company Balance Sheet.

     3.7  Absence of Material Adverse Effect.  Except as described on Schedule
          ----------------------------------
3.7, since December 31, 1993, there has been no Material Adverse Effect and there is no condition, development or contingency of any kind, including any Claim, which so far as reasonably can be foreseen, may result in any Material Adverse Effect.

     3.8  Taxes.  Except as described on Schedule 3.8 and reserves therefor
          -----
reflected expressly on the Company Balance Sheet, neither the Company nor any Subsidiary is liable, or will become liable, for any Taxes for any period ended on or prior to December 31, 1993. Audits of all income tax returns in which the Company or any Subsidiary is included have been completed for all fiscal years through the fiscal year ended December 31, 1992, and all adjustments proposed for such years have been fully satisfied. No adjustment has been proposed by the tax authorities in Venezuela with respect to any return for any subsequent year. The statute of limitations on assessment with respect to the income tax returns in which the Company or any Subsidiary is included has expired for all fiscal years through the fiscal year ended December 31,1989. Neither the Company, any Subsidiary, nor any corporation authorized to act as agent for the Company or any Subsidiary has given or been requested to give any waiver of any statutes of limitations relating to the payment of Taxes. Neither the Company nor the Stockholder knows of any basis for an assertion of a deficiency for Taxes against the Company or any Subsidiary. The Stockholder will cooperate, and will cause each of their affiliates to cooperate, with the Company and the Subsidiaries in the filing of any returns and in any audit or refund claim proceedings involving Taxes for which the Company or any Subsidiary may be liable or with respect to which the Company or any Subsidiary may be entitled to a refund corresponding to periods ending on or prior to December 31, 1993.

     3.9  Legal Matters.  (a)  Except as set forth on Schedule 3.9, (i) there is
          -------------
no Claim against or affecting the Company, any Subsidiary or any Property, (ii) there is no fact, condition or circumstance which may give rise to any Claim being asserted against the Company, any Subsidiary or any Property and (iii) neither the Company nor any Subsidiary nor any Property is subject to any Judgment.

          (b) Except as set forth on Schedule 3.9, the businesses of the Company and the Subsidiaries are being conducted in compliance with all Legal Requirements and no event has occurred or is continuing which could result in the termination of any Permit.

          (c) Neither the Stockholder, the Company nor any Subsidiary has taken any action that would violate the provisions of the Foreign Corrupt Practices Act of 1977, as amended, of the United States of America.

     3.10 Property.  (a)  Set forth on Schedule 3.10 is a list of Property
          --------
owned by or leased to the Company or any of the Subsidiaries. The Property is adequate for the conduct of the respective businesses of the Company and the Subsidiaries. The Company and one or more of the Subsidiaries have good and marketable title to all Property and such Property is held free and clear of all Security Interests, except those set forth on Schedule 3.10.

          (b) All Property used in operations is insurable and is otherwise in good repair. Except as set forth on Schedule 3.10, the Property conforms with all Legal Requirements. All written notices of violations of Legal Requirements affecting any Property have been complied with. All Property has access to such public roads and waterways, including those presently in use, and such utilities and other services as are necessary for the present and contemplated uses thereof.

          (c) Except as described on Schedule 3.9, neither the Company nor any Subsidiary (i) is under any obligation under any Legal Requirement to perform reclamation on or off the Property arising out of past or present operating activities, or (ii) is otherwise out of compliance with Legal Requirements pertaining to the environment, presuming that the Property will continue to be used for industrial purposes. The Property is not now the site for any surface or underground storage or dumping of Hazardous Substances. Hazardous Substances have not been used for landfill purposes.

     3.11  Inventories.  The value of inventories carried on the Company Balance
           -----------
Sheet are stated at the lower of cost or market in accordance with the normal inventory valuation policies of the Company, and such values are in conformity with generally accepted accounting principles consistently applied. All inventories reflected on the Company Balance Sheet or arising since the date thereof are currently marketable, except for spare parts inventory which inventory is good and usable.

     3.12  Accounts Receivable.  All accounts receivable reflected on the
           -------------------
Company Balance Sheet are good and collectable, except for those fully reserved, and all accounts receivable arising since the date thereof should be collectable without resort to litigation or extraordinary collection activity.

     3.13  The Heerema Name and Other Intellectual Property.  Set forth on
           ------------------------------------------------
Schedule 3.13 is a complete list of Intellectual Property held by Heerema Holding Construction Inc. in Venezuela, including the Heerema tradeservice, tradename and logo. Applications for such Intellectual Property have been duly filed with the relevant authorities. The Stockholder acknowledges that the "Heerema" tradeservice, tradename and logo have long been utilized by the Heerema Venezuela Group and that continued use of the tradeservice and logo by the Buyer is necessary if the Buyer is to enjoy prospectively the "goodwill" of the Company and the Subsidiaries. Accordingly, the Stockholder shall cause its authorized affiliate to issue a nonexclusive license authorizing the free and unrestricted use of the "Heerema" tradeservice, tradename and logo by the Buyer and the Heerema Venezuela Group in and around Venezuela and the Caribbean Sea generally, such license to be executed substantially in the form set forth in Exhibit B.

     3.14  Insurance.  Set forth on Schedule 3.14 is a list of all insurance
           ---------
policies held by the Company and the Subsidiaries insuring Property and insuring against third party liability, with limits sufficient to cover Claims and potential Claims resulting from acts or events prior to the Closing. All Property of an insurable character is insured against loss or damage by fire and other risks to the extent and in the manner customary for companies engaged in similar businesses or owning similar assets. The Company will furnish to the Buyer true and complete copies of all such policies. All such policies have been placed with reputable underwriters and are in full force and effect, and neither the Company nor any Subsidiary has received any notice of cancellation with respect thereto. In order to avoid any lapse in insurance coverage, all such policies shall remain in full force and effect after the Closing for the account of the Buyer.

     3.15  Company Agreements.  Set forth on Schedule 3.15 is a complete and
           ------------------
accurate list of (a) each Company Agreement which is material to the business of the Company and the Subsidiaries and (b) without regard to materiality, each of the following Company Agreements:

          (i)  any guaranty, direct or indirect, of any obligation;

          (ii) any grant of any preferential right to purchase or lease any of its assets;

          (iii)  any agreement with any labor union;

          (iv) any account with any bank or other type of financial institution;

          (v) any containing noncompetition or other limitations restricting the conduct of the business;

          (vi) any containing any obligation to rehabilitate or restore any Property, including the obligation to pay money in lieu thereof;

          (vii)  any partnership, joint venture or similar agreement;

          (viii) any license or agreement relative to the use of proprietary technology; and

          (ix) any contract with a value in excess of Bolivars 100,000,000 which was in force but not yet complete as of December 31, 1993.

True and complete copies of all written Company Agreements referred to on
Schedule 3.15 will be delivered to the Buyer at least ten (10) days prior to the Closing. Neither the Company nor any Subsidiary nor, to the best knowledge of the Company and the Stockholder, any other party thereto is in breach of or default under any Company Agreement, and no event has occurred which, with notice or lapse of time or both, would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Company Agreement. There are no unresolved disputes involving the Company or any of the Subsidiaries under any Company Agreement.

     3.16  Labor Relations.  Except as set forth in Schedule 3.16, no union or
           ---------------
other collective bargaining unit has been certified or recognized at any time by the Company or any Subsidiary as representing any of their respective employees. The Company and each of the Subsidiaries has paid or made provision for the payment of all salaries, accrued wages and termination benefits, as required by Venezuelan law, and has complied in all respects with all Legal Requirements concerning the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required to be withheld from the wages or salaries of its employees. There are no controversies of a material nature pending or threatened between the Company or any of the Subsidiaries and any labor union or other collective bargaining unit representing any employees.

     3.17  Employee Matters.  Set forth on Schedule 3.17 is a true and complete
           ----------------
list of:

           (a) the name, salary, service date and vested termination benefit accumulated by each employee of the Company or any Subsidiary, identifying in each case whether the termination benefit is based upon a single or double indemnity calculation; and

           (b) each employee pension plan and/or welfare plan maintained voluntarily by the Company or any Subsidiary or to which contributions are made to comply with Legal Requirements.

The Company Balance Sheet reflects in the aggregate an accrual for all accumulated employee termination benefits, and all amounts of employer contributions accrued but unpaid by the Company and the Subsidiaries under termination policies, pension plans and welfare plans of the Company and the Subsidiaries as of December 31, 1993. The Company and the Subsidiaries have no special employment agreements, agency agreements, or powers of attorney which are not capable of being terminated immediately without penalty or further obligation except as set forth on Schedule 3.17.

     3.18  Current Backlog.  There is a reasonable expectation of making a
           ---------------
profit on all contracts in the backlog of the Company and the Subsidiaries as of December 31, 1993.

     3.19  Incorporation of the Stockholder.  The Stockholder is a corporation
           --------------------------------
duly organized, validly existing and in good standing under the laws of the Republic of Venezuela.

     3.20  Ownership of Shares; Title.  The Stockholder is the owner of the
           --------------------------
Shares and the information set forth on Schedule 3.3 is accurate and complete. The Stockholder has, and shall transfer to the Buyer at the Closing, good and marketable title to the Shares, free and clear or any Security Interest.

     3.21  Disclosure.  The Stockholder has not made any misrepresentation to
           ----------
the Buyer relating to this Agreement or the Shares and the Stockholder has not omitted to state to the Buyer any material fact relating to this Agreement or the Shares which, if disclosed, would reasonably affect the decision of a person considering the acquisition of the Shares. Likewise, the Stockholder has instructed the officers, directors, employees and advisors of the Company to disclose to the Buyer all events which, to their knowledge, could result in a Claim against the Company or any Subsidiary, or against their stockholders, officers, directors or employees. The Parties agree that the specific disclosure of an item in this Agreement or on one Schedule shall be deemed to be a disclosure for the purpose of all Schedules even if not cross referenced.


                                   ARTICLE 4
                                   ---------

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     The Buyer hereby represents and warrants to the Company and the Stockholder as follows:

     4.1  Incorporation of the Buyer.  The Buyer is a corporation duly
          --------------------------
organized, validly existing and in good standing under the laws of the Republic of Panama.

     4.2  Power; Authorization; Consents.  The Buyer has the corporate power and
          ------------------------------
authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of the Buyer and no other corporate proceedings on the part of the Buyer are necessary to authorize and approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. The execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby and thereby do not and will not:

          (i) contravene any provisions of the articles of incorporation or by-laws of the Buyer;

          (ii) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any contract, agreement, commitment, understanding, arrangement or restriction of any kind to which the Buyer is a Party to or which the Buyer or any of the Buyer's property is subject;

          (iii) violate or conflict with any Legal Requirements applicable to the Buyer or any of its respective businesses or properties; or

          (iv) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except as set forth on
     Schedule 3.9.

     4.3  Acquisition of Stock for Investment.  The Buyer is acquiring the
          -----------------------------------
Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares.

                                   ARTICLE 5
                                   ---------

                                   COVENANTS
                                   ---------

     5.1  Access.  Between the date hereof and the Closing Date, the Company
          ------
will, and will cause each Subsidiary (i) to provide to the authorized representatives of the Buyer full access, during normal business hours, to any and all premises, Property, files, books, records, documents, and other information of the Company and each Subsidiary and will cause their respective officers to furnish to the Buyer any and all financial, technical and operating data and other information pertaining to the businesses and Property of the Company and the Subsidiaries and (ii) to make available for inspection and copying by the Buyer true and complete copies of any documents relating to the foregoing.

     5.2  Announcements.  The Company and the Stockholder shall not issue any
          -------------
press releases or otherwise make any public statement with respect to the transactions contemplated hereby, without the prior written consent of the Buyer, except as may be required by law.

     5.3  Conduct of Business of the Company Prior to the Closing.  The Company
          -------------------------------------------------------
and the Stockholder agree that from the date hereof to the Closing, (i) the business and operations of the Company and the Subsidiaries shall be conducted only in the ordinary course of business and consistent with past practice, and
(ii) the Company will use, and will cause each of the Subsidiaries to use, its best efforts to preserve its business organization intact, to keep available to itself, including following the Closing, the present services of its key employees, and to preserve for itself the goodwill of its suppliers, customers and others with whom business relationships exist.

     5.4  Cooperation.  The Company and the Stockholder agree to use their best
          -----------
efforts at their own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or helpful under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing further action is necessary to carry out the purposes of this Agreement, the Stockholder shall assist the Buyer in taking such action.

     5.5  Interim Financial Statements.  At least ten (10) days prior to the
          ----------------------------
Closing, the Company shall use its best efforts to deliver to the Buyer preliminary unaudited balance sheets of the Company and the Subsidiaries for the calendar month last ended prior to the

Closing, together with the related statements of income and changes in financial position since the preparation of the Company Balance Sheet. All such financial statements shall fairly present the financial position, results of operations and changes in consolidated financial position of the Company and the Subsidiaries as at the date or for the periods indicated and shall be prepared in accordance with generally accepted accounting principles consistently applied.

     5.6  Notification of Certain Matters.  Between the date hereof and the
          -------------------------------
Closing, the Company and the Stockholder will give prompt notice in writing to the Buyer of: (i) any information that indicates that any representation and warranty contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of a condition specified in Article 7 hereof to be satisfied, (iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement, (iv) any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Company Agreement or a violation of any Legal Requirement, (v) any event that has, or could in the future have, a Material Adverse Effect, and (vi) any emergency or other change in the normal course of the business or in the Property. The Company and the Stockholder shall confer on a regular and frequent basis with representatives of the Buyer to report operational matters and to report the general status of ongoing operations.

     5.7  Covenant Not to Compete.  In furtherance of the sale of the Shares and
          -----------------------
the business represented thereby to the Buyer, for a period of five years from the Closing, neither the Stockholder nor Heerema Holding Construction, Inc. shall, directly or indirectly, through equity ownership or otherwise, for themselves or any affiliated entity, compete with the Buyer or the Heerema Venezuela Group anywhere in and around Venezuela specifically, or the Caribbean Sea generally, in the business of the Heerema Venezuela Group as conducted and proposed to be conducted after the Closing.

                                   ARTICLE 6
                                   ---------

                         CONDITIONS TO THE OBLIGATIONS
                             OF THE BUYER TO CLOSE
                             ---------------------

     The obligations of the Buyer required to be performed at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Buyer:

     6.1  Representations and Warranties.  Each of the representations and
          ------------------------------
warranties of the Stockholder contained in this Agreement shall be true and correct in all material respects as of the date hereof and, having been deemed to have been made again as of the Closing, shall be true and correct in all material respects as of the Closing. All of the obligations of the Stockholder required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing.

     6.2  Authorization.  All corporate action necessary to authorize the
          -------------
execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Stockholder and the Company.

     6.3  Absence of Litigation.  No order, stay, injunction or decree of any
          ---------------------
court of competent jurisdiction shall be pending or threatened that prevents or delays the consummation of any of the transactions contemplated hereby or would impose any material limitation on the ability of the Buyer effectively to exercise full rights of ownership of the Shares.

     6.4  Resignations.  The Buyer shall have received from all officers and
          ------------
directors of the Company and the Subsidiaries signed but undated letters of resignation.

     6.5  Transactions with Affiliated Entities.  The Buyer shall have received
          -------------------------------------
confirmation from the Stockholder and the Company that all intercompany accounts have been settled, and all intercompany contracts between the Heerema Venezuela Group and related persons or affiliated entities outside the Heerema Venezuela Group have been terminated, without cost or further obligation to the Company or the Subsidiaries.

     6.6  Opinion of the Company Counsel and Special Counsel to the Stockholder.
          ---------------------------------------------------------------------
The Buyer shall have been furnished with the opinion of Dr. Saul Crespo, counsel for the Company and Special Counsel to the Stockholder, dated the Closing Date, substantially in form and substance as set forth on Exhibit C. In rendering such opinion, Dr. Saul Crespo may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Stockholder or the Company and upon such other documents and data as such counsel may deem appropriate.

     6.7  Guarantee.  The Buyer shall have received the Heerema Guarantee from
          ---------
Heerema Holding Construction, Inc.

     6.8  Certificates.  The Company and the Stockholder shall have furnished to
          ------------
the Buyer such certificates of its officers and others as the Buyer may reasonably request in writing at least five (5) days prior to Closing to evidence compliance with the conditions set forth in this Article 6.

                                   ARTICLE 7
                                   ---------

                       CONDITIONS TO THE OBLIGATIONS OF
                           THE STOCKHOLDER TO CLOSE
                           ------------------------

     The obligations of the Stockholder required to be performed at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Stockholder:

     7.1  Representations and Warranties.  Each of the representations and
          ------------------------------
warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the date hereof and, having been deemed to have been made again at and as of the Closing, shall be true and correct in all material respects as of the Closing. All of the obligations of the Buyer required by this Agreement to be performed by it at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing.

     7.2  Authorization.  All corporate action necessary to authorize the
          -------------
execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Buyer.

     7.3  Absence of Litigation.  No order, stay, judgment or decree shall have
          ---------------------
been issued by any court and be in effect restraining or prohibiting the consummation of the transactions contemplated hereby.

     7.4  Certificates.  The Buyer shall have furnished to the Stockholder such
          ------------
certificates of its officers and others as the Stockholder may reasonably request in writing five (5) days prior to Closing to evidence compliance with the conditions set forth in this Article 7.

                                   ARTICLE 8
                                   ---------

                                  TERMINATION
                                  -----------

     8.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing:

          (i)  by mutual consent of the Buyer and the Stockholder;

          (ii) by the Buyer if, through no fault of its own, the Closing has not occurred on or before May 31, 1994, or such later date as may be agreed by the Buyer and the Stockholder;

          (iii) by the Buyer, if there has been any material violation or breach by the Company or the Stockholder of any representation, warranty, covenant or obligation contained in this Agreement, and such violation or breach has not been waived by the Buyer or cured to the satisfaction of the Buyer;

          (iv) by the Stockholder if there has been any material violation or breach by the Buyer of any representation, warranty, covenant or obligation contained in this Agreement, and such violation or breach has not been waived by the Stockholder, or cured to the satisfaction of the Stockholder.

If the Buyer or the Stockholder terminates this Agreement pursuant to the provisions hereof, such termination shall be effected by written notice to the other Party specifying the provision applicable to such termination.

     8.2  Effect of Termination  Except in the event this Agreement is
          ---------------------
terminated for breach, upon the termination of this Agreement pursuant to
Section 8.1, this Agreement shall forthwith become null and void and none of the Parties hereto or any of their respective officers, directors, employees, agents, consultants, stockholders or principals shall have any liability or obligation hereunder or with respect hereto.

                                   ARTICLE 9
                                   ---------

                         SURVIVAL AND INDEMNIFICATION
                         ----------------------------

     9.1  Survival.  The indemnities contained in this Agreement, including
          --------
specifically those contained in this Article 9, and the Heerema Guarantee shall survive through the term of the indemnity described in Section 9.4.

     9.2  Indemnification.  (a)  The Stockholder shall indemnify and hold
          ---------------
harmless the Buyer, its parent, subsidiary and affiliated companies, and their respective directors, officers, employees and advisors, up to a global maximum amount of Two Million Five Hundred Thousand Dollars ($2,500,000) from and against any and all losses, damages, liabilities and Claims arising out of, based upon or resulting from:

          (i) liabilities of the Company and of any Subsidiary that are not fully provided for on the Company Balance Sheet;

          (ii) Taxes levied on the Company or any Subsidiary for years prior to 1994 to the extent not specifically provided for on the Company Balance Sheet, and Taxes, if any, arising out of or related to the purchase and sale of Shares under this Agreement;

          (iii) Claims by or Judgments in favor of (a) former employees of the Company or any Subsidiary alleged to have arisen out of the employment relationship which existed prior to Closing, including persons not listed on Schedule 3.17, and (b) those arising out of the employment relationship or otherwise by Mr. Willem Den Blanken and/or Mr. Stefan Den Blanken insofar as such Claim or Judgment is attributable, in whole or in part, to the period prior to Closing.

          (iv) presuming that the Property will continue to be used for industrial purposes, the cost to clean up Property and to reclaim real Property if necessary to comply with any Legal Requirement;

          (v) the cost to the Company and the Subsidiaries to comply with Decreto No. 2.222 concerning the discharge of liquids from operations and otherwise in and around Lake Maracaibo, as published in the Official Gazette No. 4.418 of April 27, 1992, including the cost to upgrade, modify or otherwise change any item of Property;

          (vi) the costs to the Company or any Subsidiary, resulting from incomplete, incorrect, expired or otherwise invalid vessel documentation or Property registrations, that may arise out of the post Closing efforts of the Buyer and the Company to comply with the law for the Protection and Development of the National Merchant Marine, as published in the Official Gazette No. 31.161 of July 25, 1973;

          (vii) fifty percent (50%) of all bank transaction costs, including exchange expenses and transaction taxes, arising out of the payment of the Purchase Price in Venezuela as described in Section 2.1, assuming that the proceeds of the wire transfer will be converted to Bolivars and back to Dollars on the Closing Date for repatriation by the Stockholder to its parent company outside Venezuela;

          (viii) any inaccuracy of any representation or warranty of the Stockholder described in Article 3 or elsewhere in this Agreement;

          (ix) any breach by the Stockholder of any of its obligations under this Agreement; and

          (x)  any and all fees, costs and expenses of any kind related to items
     (i) through (ix) including Legal Expenses.

     (b) Separate from the indemnity and hold harmless given by the Stockholder in favor of the Buyer under Section 9.2(a), and independent of the Two Million Five

Hundred Thousand Dollar ($2,500,000) global maximum cap on events of indemnity under Section 9.2(a), the Stockholder shall indemnify and hold harmless the Buyer, its parent, subsidiary and affiliated companies, and their respective directors, officers, employees and advisors from and against any and all losses, damages, liabilities and Claims without limitation arising out of, based upon or resulting from:

     (i) the entire cost, and the performance of all obligations, to restore, renovate or recertify to class the "WS-1 Wijsmuller Barge" now under charter to the Company or any Subsidiary; and the payment of charter hire while such barge is unavailable for use by the Company or any Subsidiary;

     (ii) any Claim or Judgment of any kind or character for legal or other action taken, directly or indirectly, by Corporacion Corpeli de Venezuela, C.A. Phoenix International Holdings, Inc., Carlos Gallina, Salvador Salvatierra, Alberto Finol and/or Guido Gomez, one or more having been parties previously to a letter of intent to purchase the Heerema Venezuela Group.

     9.3  Procedure.  (a) For the purpose of administering the indemnification
          ---------
provisions herein, the Buyer shall give to the Stockholder notice, as soon as reasonably possible after the Buyer becomes aware, of any written communication regarding any Claim, or the occurrence of any damage, loss, expense, obligation or liability, in excess of One Hundred Thousand Dollars ($100,000) for which indemnification is provided for hereunder; provided, however, that failure to give such notice shall not relieve the Stockholder of any obligation under this Agreement.

     (b) For events of indemnity with a cost exposure in excess of Two Hundred Fifty Thousand Dollars ($250,000), the Stockholder shall have the right to participate along with the Buyer in the defense or settlement of such matter; provided, however, the entire cost and expense of such participation by the Stockholder, including all of its Legal Expenses, shall be solely for the account of the Stockholder and shall not be included in any cost calculation relative to the cap on the indemnity set forth in Section 9.2(a). The Buyer shall obtain the Stockholder's consent to settle or compromise any Claim for an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000), which consent shall not be unreasonably withheld by the Stockholder.

     9.4  Payments.  In addition to the notice provided for under Section
          --------
9.3(a), upon the conclusion of the year end audit of the Company and the Subsidiaries for each of the years 1994, 1995, 1996 and 1997 the Buyer shall advise the Stockholder, in writing, concerning all Claims or the actual or potential occurrence of any damage, loss, expense, obligation or liability subject to indemnification under the Agreement, including related Legal Expenses. The Buyer's annual notice to the Stockholder shall describe such event(s) of indemnity in reasonable detail, including amounts expended other than expenditures by or on behalf of the Stockholder. Not more 30 days following receipt by the Stockholder of such annual indemnity notice, the Stockholder shall pay to the Buyer, in equivalent Dollars, all amounts in excess of Seventy Five Thousand Dollars ($75,000) actually expended during the year under review related to any event of indemnity arising under Section 9.2(a), and all amounts actually expended during the year under review related to any event of indemnity under
Section 9.2(b). Pending and potential events of indemnity noticed by the Buyer but not fully quantifiable upon the conclusion of the 1997 year end review shall be reimbursed to the Buyer Dollar for Dollar by the Stockholder as and when incurred through the year 2000.

     9.5  Mitigation.  The Buyer and the Stockholder shall communicate and
          ----------
cooperate in respect of the administration of these indemnity provisions in an effort to mitigate, to the extent reasonably practicable without compromising operations, the amounts required to be paid by Stockholder under this Article 9.

     9.6  Remedies.  The rights of the Buyer under this Article 9 are in
          --------
addition to other rights and remedies of the Buyer under this Agreement and the law of Venezuela.

                                  ARTICLE 10
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     10.1  Expenses.  The Stockholder and the Buyer shall each pay their own
           --------
fees and expenses in connection with this Agreement and the transactions contemplated hereby. Neither the Company nor the Subsidiaries shall bear any legal or other expenses arising out of this Agreement including, specifically, any and all expenses of Baker & McKenzie, Dr. Saul Crespo and Briner & Asociados which shall be assumed by and paid for entirely by the Stockholder.

     10.2  Headings  The section headings herein are for convenience of
           --------
reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     10.3  Notices.  All notices, requests, demands, claims and other
           -------
communications hereunder shall be in writing. All communications provided for hereunder shall be sufficiently given if delivered personally, by confirmed facsimile transmission or by prepaid, internationally recognized overnight courier, or sent by first-class mail, postage prepaid, return receipt requested, to the Parties and the Company as follows:

          If to the Company:       Construcciones Acuaticas Mundiales, S.A.
                                   Codigo Postal 4001-A
                                   Apartado No. 637
                                   Maracaibo, Venezuela
                                   Telephone: 58 61 613144
                                   Facsimile  58 61 613008

          If to the Stockholder:   Inversiones 252-28, C.A.
                                   Avenida 3Y entre Calles 74 y75
                                   Edificio San Martin
                                   Oficina No.2
                                   Maracaibo, Venezuela
                                   ---------
                                   Telephone: (061) 923278
                                   Facsimile: (061) 923278

          If to the Buyer:         Willbros Suramerica, S.A.
                                   Edificio Torre Banco Germanico
                                   Calle 50 y 55 Este, 8th Floor
                                   Panama 1, Republic of Panama
                                   Telephone: (507) 63-9282

          Copy to:                 Willbros Suramerica, S.A.
                                   c/o  The General Counsel
                                   Willbros USA, Inc.
                                   2431 East 61st Street
                                   Tulsa, Oklahoma  74136
                                   Telephone: (918) 748-7468
                                   Facsimile: (918) 748-7026

or such other address as shall be furnished in writing by such Party or the Company, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three days after the date so mailed; provided, however, that any notice or communication changing any of the
        --------  -------
addresses set forth above shall be effective and deemed given only upon its receipt.

     10.4  Assignment.  This Agreement and all of the provisions hereof shall be
           ----------
binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, and the provisions of Article 9 hereof shall inure to the benefit of the indemnified parties referred to therein; provided,
                                                                     --------
however, that neither this Agreement nor any of the rights, interests, or
- -------
obligations hereunder may be assigned by any Party hereto without the prior written consent of the other Party.

     10.5  Entire Agreement.  This Agreement, including the Schedules and
           ----------------
Exhibits hereto which by this reference are incorporated herein and made an integral part of the Agreement, embodies the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, letters of intent and other arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein.

     10.6  Modifications, Amendments and Waivers.  At any time prior to the
           -------------------------------------
Closing, the Parties may, by written agreement, modify, amend or supplement any term or provision of this Agreement. Any term or provision of this Agreement may be waived in writing by the Party which is entitled to the benefits thereof.

     10.7  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     10.8  Governing Law.  This Agreement shall be governed by the laws of
           -------------
Venezuela as to all matters, including matters of validity, construction, effect and performance, regardless of the laws that might be applicable under principles of conflicts of law. The Buyer, the Stockholder, and Heerema Holding Construction, Inc. hereby submit to the jurisdiction of Venezuela, designating Maracaibo as the special and exclusive domicile for all purposes of this Agreement, covenanting hereby to lay venue in the courts of said city.

     10.9  Accounting Terms.  All accounting terms used herein which are not
           ----------------
expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles on the date hereof.

     10.10 Severability.  If any one or more of the provisions of this Agreement
           ------------
shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each Party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     10.11 Construction.  (a)  The Parties have participated jointly in the
           ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

     (b) The word "including" shall mean including without limitation. The words "hereof", "herein", "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular provision of this Agreement unless expressly indicated. Section references are to this Agreement unless otherwise specified. Unless the context otherwise clearly requires, references to the plural include the singular and the singular the plural.

     In Witness Whereof, the Parties hereto have caused this Agreement to be duly executed at Caracas, Venezuela this 24th day of May, 1994, by their duly
                                         ----
authorized representatives.

                                   Willbros Suramerica, S.A.


                                   By:/s/ Thomas B. Reilly
                                      -----------------------------------
                                     Name: Thomas B. Reilly
                                          -------------------------------
                                     Title: Chief Financial Officer
                                            -----------------------------
/s/ L.W. Carpenter
- -----------------------------
Witness - L.W. Carpenter


                                   Inversiones 252-28, C.A.


                                   By:/s/ Saul Crespo Lozada
                                      -----------------------------------
                                     Name: Saul Crespo Lozada
                                          -------------------------------
                                     Title: Manager
                                           ------------------------------
/s/ F.G. van de Werff
- ------------------------------
Witness - F. G. van de Werff

     The following schedules and exhibits to the Stock Purchase Agreement dated as of May 1, 1994, by and between Willbros Suramerica, S.A. and Inversiones 252-28, C.A. have been omitted, and the Registrant agrees to furnish supplementally a copy of any such omitted schedules and exhibits to the Securities and Exchange Commission upon its request:

     Schedules
     ---------

     Schedule 3.2 - Subsidiaries
     Schedule 3.3 - Shares
     Schedule 3.6 - Company Balance Sheet
     Schedule 3.7 - Material Adverse Effect
     Schedule 3.8 - Taxes
     Schedule 3.9 - Legal Matters
     Schedule 3.10 - Property
     Schedule 3.13 - The Heerema Name and Other Intellectual Property
     Schedule 3.14 - Insurance
     Schedule 3.15 - Company Agreements
     Schedule 3.16 - Labor Relations
     Schedule 3.17 - Employee Matters

     Exhibits
     --------

     Exhibit A   -   Heerema Guarantee
     Exhibit B   -   Tradeservices License Agreement
     Exhibit C   -   Opinion of Dr. Saul Crespo, Attorney at Law